Exhibit 10.2.24

FORM OF AGREEMENT – TIER ONE EXECS OTHER THAN CHARLES LEBOVITZ

SECOND AMENDED AND RESTATED RETENTION BONUS AGREEMENT

THIS SECOND AMENDED AND RESTATED RETENTION BONUS AGREEMENT (the “Agreement”) is entered into this ___ th day of ________, 2021, by and between [                       ] (“Executive”) and CBL & ASSOCIATES MANAGEMENT, INC., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the “Company”).  Executive is employed by CBL & Associates Management, Inc., which is an affiliate of CBL & Associates Properties, Inc., a Delaware corporation (“CBL/REIT”), and, as such, references herein to the “Company”, where the context requires, will include the CBL/REIT.  Executive has entered into that certain Amended and Restated Employment Agreement with the Company, dated of even date herewith (the “Employment Agreement”).

WHEREAS, Executive and the Company previously entered into that certain Amended and Restated Retention Bonus Agreement, dated as of October 29, 2020 (the “Prior Agreement”);

WHEREAS, Executive and the Company desire to amend and restate the Prior Agreement in its entirety;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.Retention Bonus.  Executive was paid a retention bonus in the amount of ________________________ Thousand and 0/100 Dollars ($________.00) (the “Retention Bonus”), subject to the terms of this Agreement, in one payment, less all required withholdings, on October 29, 2020.  Executive’s right to the Retention Bonus is subject to Executive’s continued employment (except as may be provided in Section 3(b) below) from August 18, 2020 until the expiration of the Retention Period (as defined below).  By acceptance of this Agreement, Executive agrees and has previously agreed that the Retention Bonus is in lieu of any annual cash incentive bonus and any equity incentive bonus awards that otherwise may be payable to Executive in respect of the Company’s 2020 fiscal year.

2.Retention Period.  The Retention Period is for the period commencing on August 18, 2020 and terminating on the later of (i) September 27, 2021 or (ii) the effective date of a Chapter 11 Plan of Reorganization for the Company as approved by the United States Bankruptcy Court (the “Retention Period”).

3.Termination of Employment.

(a)  If, prior to the end of the Retention Period, (i) Executive voluntarily terminates Executive’s employment with the Company for any reason or (ii) Executive’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), Executive will be required to repay to the Company the Retention Bonus.

(b) If Executive’s employment is terminated due to Executive’s death or by the Company other than for Cause (including due to Executive’s Disability (as defined in the

Employment Agreement)), Executive or Executive’s legal representative, as applicable, will be entitled to retain the Retention Bonus and will not be required to repay the Retention Bonus; provided, that, in accordance with Section 9(d) of the Employment Agreement and following the date of such termination, Executive or Executive’s legal representative, as applicable (i) executes and delivers to the Company a general release of claims in a form acceptable to the Company (the “General Release”) and does not revoke such execution within the revocation period specified in such General Release, (ii) executes and delivers to the Company any other documents or instruments reasonably required by the Company to be executed in standard terminations of employment as determined by the Company’s HR department and that are consistent with the past practices of the Company’s HR department for similarly-situated executives, and (iii) withdraws, resigns or otherwise terminates any and all positions with the Company or any of its affiliates, including effectuating such termination in any reasonable manner requested by the Company. Failure to timely execute and return such General Release shall be a waiver by Executive or Executive’s legal representative’s of Executive’s right to retain, and not repay to the Company, the Retention Bonus; provided, that, the parties may mutually agree to extend the date set forth in the General Release on which Executive must execute, deliver and not revoke the General Release so long as no extension of such period to execute, deliver and not revoke the release extends past the sixtieth (60th) day following Executive’s date of termination.  In addition, eligibility for the Retention Bonus was and is conditioned on Executive’s continued compliance with Section 10 of the Employment Agreement, and on Executive’s continued compliance with Section 11 and Section 12 of the Employment Agreement as provided in Section 13 of the Employment Agreement.

4.Repayment of Retention Bonus.  Under circumstances where the Retention Bonus is subject to repayment pursuant to Section 3 hereof, the Retention Bonus must be repaid by Executive or Executive’s legal representative, as applicable, to the Company within fifteen (15) days following written notice from the Company.

5.Section 409A.  The payments and benefits under this Agreement are intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

6.Entire Agreement.  This Agreement and the Employment Agreement set forth the entire understanding of the Company and Executive regarding the subject matter hereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written, relating to the subject matter hereof.  No modification or amendment of this Agreement shall be effective without a prior written agreement signed by Executive and the Company.  The Prior Agreement is hereby terminated and of no further force and effect.

7.Confidentiality.  Except as provided in Section 11(b) of the Employment Agreement, Executive hereby agrees, to the maximum extent permitted by law, to, and cause Executive’s affiliates and representatives to, keep confidential the existence and the terms of this Agreement; provided, however, that Executive may disclose the terms of this Agreement to Executive’s financial or legal advisors who reasonably need to have access to such information to provide services to Executive; provided, further that Executive has made such advisors aware of the confidential nature of such information prior to disclosure.

8.Governing Law; Waiver of Jury Trial.  This Agreement is governed by and is to be construed in accordance with the internal laws of the State of Tennessee.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action or proceeding arising out of or relating to this Agreement.

9.Tax.  Amounts payable under this Agreement shall be subject to withholding for all federal, state and local income and employment taxes as shall be required to be withheld pursuant to any applicable law or regulation.

10.No Employment Agreement; No Enlargement of Employee Rights.  This Agreement is not an employment agreement.  Nothing in this Agreement shall be construed to confer upon Executive any right to continued employment.

11.Notices.  Any notice provided for in this Agreement (“Notice(s)”) shall be in writing and shall be delivered in accordance with and the Notice provision set forth in the Employment Agreement.

12.Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument.  To facilitate execution of this Agreement, the parties may exchange counterparts of the signature page by facsimile or electronic mail (e-mail), including, but not limited to, as an attachment in portable document format (PDF), which shall be effective as original signature pages for all purposes.

In witness hereof, the Company and Executive have executed this Agreement to be effective as of the date first above written.

CBL & ASSOCIATES MANAGEMENT, INC.

By:________________________________

Name:

Title:

_______________________

Executive Name: [●]